SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 10, 2002



                           Dragon Pharmaceutical, Inc.
             (Exact name of registrant as specified in its charter)


            Florida                      0-27937                 65-0142474
            -------                      -------                 ----------
  (State or other jurisdiction of      (Commission            (I.R.S. Employer
  incorporation or organization)       File Number)          Identification No.)




                      1055 West Hastings Street, Suite 1900
                           Vancouver, British Columbia
                                 Canada V6E 2E9
                    (Address of principal executive offices)

                                 (604) 669-8817
                           (Issuer's telephone number)

Item 5.  Other Events and Regulation FD Disclosure

On October 10, 2002, Dragon Pharmaceutical announced that Alexander Wick had been named as President and Chief Executive Officer.

A copy of the press release announcing the naming of Mr. Wick is included herewith as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1     Press release dated October 10, 2002.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 10, 2002                     Dragon Pharmaceutical, Inc.
                                            a Florida Corporation


                                            /S/ Matthew Kavanagh
                                            ----------------------------
                                            Matthew Kavanagh,
                                            Principal Accounting Officer

Exhibit 99.1 Press Release

DRAGON APPOINTS NEW PRESIDENT

Vancouver, BC - October 10, 2002 - The Board of Directors of Dragon Pharmaceuticals Inc. (TSX: DDD; OTC BB: DRUG) today announced the appointment of Dr. Alexander E. Wick as President. Dr. Wick will continue to serve as a Director of Dragon, a position he has held since the Company's inception in 1998.

Dr. Longbin Liu, Dragon's co-founding President and CEO, has stepped down from his management role and has been appointed Chairman of the Board. He will focus his efforts on providing strategic direction as well as scientific and technical guidance to the Company. Dr. Liu succeeds Dr. Ken Cai, co-founder of Dragon, as Chairman. Dr. Cai remains a Director of the Company and has been appointed to the newly formed Executive Committee of the Board along with fellow Directors Dr. Wick and Mr. Philip Yuen.

"I am delighted that Alex has agreed to lead Dragon through the next phase of the Company's development," said Dr. Liu. "With his extensive global experience in the pharmaceutical industry, I am confident that under his leadership Dragon will achieve its full potential and I look forward to working with him to achieve this goal."

Dr. Wick's extensive career in the pharmaceutical industry includes senior management positions in Europe and the U.S. Dr. Wick most recently served as Chairman, President and CEO of Sylachim S.A., an international fine chemicals and manufacturer serving primarily the pharmaceutical industry, where he led all aspects of the organization including the strategic initiative resulting in the company's acquisition by the German conglomerate Dynamit-Nobel GmbH in 2001. Prior to Sylachim, Dr. Wick's positions with notable pharmaceutical companies include 12 years in research with Hoffmann-La Roche in both the US and Switzerland and 15 years as Vice-President of Medicinal Chemical Research and Development at Synthelabo S.A. in France. Dr. Wick continues to serve as a Director of a number of global pharmaceutical companies.

Dr. Wick is an organic chemist with a PhD degree in synthetic organic chemistry from the Swiss Institute of Technology (Zurich) and completed post-doctoral studies at Harvard University (Cambridge, Massachusetts).

"I am honored to have the opportunity to be President of Dragon," said Dr. Wick. "On behalf of Dragon's Board of Directors, I wish to express our sincere appreciation to both Dr. Liu and Dr. Cai for their leadership in building a strong foundation and positioning Dragon to become a major supplier of high quality therapeutic proteins. I am very much looking forward to working with the Board and management team towards the Company's future success."


About Dragon Pharmaceuticals
Dragon Pharmaceuticals Inc. is a fully integrated, international biopharmaceutical corporation engaged in the discovery, development and commercialization of genetically engineered human proteins for therapeutic use. Based on its proprietary protein expression technology, Dragon believes that it has become one of the world's lowest cost producers of Erythropoietin (EPO) - a breakthrough drug that has revolutionized the treatment of severe anemia with estimated worldwide sales of US$6 billion in 2001. Dragon is also applying its platform technology to the development of other branded as well as novel protein drugs.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These statements are based on management's beliefs and assumptions, and on information currently available to management. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-K, SEC File No.:
0-27937, all of which are incorporated herein by reference. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

For further information, please contact Carey Nelson, Manager Investor Relations at Tel: (604) 669-8817 or Fax: (604) 669-4243 or visit our web site at www.dragonbiotech.com (http://www.dragonbiotech.com)